UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2005
Treasure Mountain Holdings, Inc.
(Exact name of registrant as specified in its charter)
Nevada	000-32741	84-1394211
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
13-01 Pollitt Drive, Fair Lawn, NJ		07410
(Address of principal executive offices)		(Zip Code)
201-703-2299
Registrant’s telephone number, including area code:

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 5.02 Departures of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Departure of Director

On February 4, 2005, Treasure Mountain Holdings, Inc. (the "Company") announced the resignation of Dr. Jack Reich from its board of directors effective February 1, 2005. Dr. Reich has served as a member of the Company’s board of directors since December 2002 and as chairman of the audit committee since September 2004. A copy of the press release relating to Dr. Reich’s resignation is being filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference in its entirety.

Appointment of New Director

On February 1, 2005, the board of directors of the Company appointed Patrick G. LePore to the Company’s board of directors, to fill the vacant director position created by Dr. Reich’s resignation. At this time, no determination has been made as to which, if any, of the Company’s board committees Mr. LePore will be appointed. Mr. LePore, age 50, is a member of the Healthcare Marketing Council. He serves on the board of directors of Saturn Pharmaceuticals, Douglas Laboratories, a vitamin manufacturer, Zargis Medical Corporation, a device manufacturer, and the New Jersey Junior Achievement Association. He is also a trustee and member of the board of directors of Montclair State University.

There has not been, and there is currently no proposal for, any transaction between the Company and Mr. LePore of the sort required to be disclosed pursuant to Item 404(a) of Regulation S-B.

A copy of the press release relating to Mr. LePore's election is being filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference in its entirety.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description

99.1	Press release issued February 4, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TREASURE MOUNTAIN HOLDINGS, INC.

Dated: February 7, 2005	By:	/s/ Michael McGuinness
Michael McGuinness
Vice President and Chief Financial Officer, Assistant Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued February 4, 2005